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                                                                 Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 15, 2002, relating to the financial statements and financial highlights of MONY Series Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 22, 2002